SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported )  December 01, 1995



                 CINCINNATI MICROWAVE, INC.
(Exact name of registrant as specified in its charter)





Ohio                  	               0-13136             31-0903863
(State or other jurisdiction	         (Commission			      (I.R.S. Employer
  of incorporation)			                File Number)	     		Identification No.)



One Microwave Plaza, Cincinnati,Ohio    		                45249-9502
(Address of principal executive office)		                 (Zip Code)



Registrant's telephone number, including area code	       (513) 489-5400




(Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events


Cincinnati, OH, December 1, 1995 -- Cincinnati Microwave, Inc. (NASDAQ:CNMW) today announced the resignation of John W. Noland, its vice president, chief operating officer and director, effective immediately. Mr. Noland, who has served the company in these capacities since November 1992, resigned to pursue other business interests.

The responsibilities of chief operating officer will be assumed by Jacques A. Robinson, president and chief executive officer of the company. Mr Robinson indicated that Cincinnati Microwave is grateful to Mr. Noland for his contributions and wishes him well in his future endeavors.



Item 7.   Financial Statements and Exhibits

(c) Exhibits.

    99(i) - Press release of Cincinnati Microwave, Inc. dated
    December 01, 1995.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Cincinnati Microwave, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 01, 1995

							CINCINNATI MICROWAVE, INC.



							By/ss/Elaine M. Bacon
							      Elaine M. Bacon
							      Assistant Corporate Secretary